LAW OFFICES OF

                          SAUL, EWING, REMICK & SAUL


BERWYN, PENNSYLVANIA       3800 CENTRE SOUARE WEST       PRINCETON, NEW JERSEY
HARRISBURG, PENNSYLVANIA    PHILADELPHIA, PA 19102       WESTMONT, NEW JERSEY
NEW YORK, NEW YORK                                       WILMINGTON, DELAWARE

                              (215) 972-7777

                           Fax: (215) 972-7725
                     Internet Email:  lawyers@saul.com
                    World Wide Web:  http://www.saul.com




                                                        February 26, 1996

  Van Kampen American Capital Pennsylvania
         Tax Free Income Fund
  One Parkview Plaza
  Oakbrook Terrace, Illinois 60181

         RE:   Rule 24f-2 Notice

  Gentlemen:
               Van Kampen American Capital Pennsylvania Tax Free Income Fund (the "Fund") was organized as a common law trust under the laws of the Commonwealth of Pennsylvania under an Agreement and Declaration of Trust dated as of January 28, 1987. The Fund has registered an indefinite number of Shares of Beneficial Interest pursuant to Rule 24f-2 under the Investment Company Act of 1940, as amended, and intends to file a Rule 24f-2 Notice on or prior to February 28, 1996 for its fiscal year ended December 31, 1995. This opinion is intended to accompany that Notice, and we hereby consent to its use for that purpose.

               As special counsel to the Fund, we have examined the Fund's Agreement and Declaration of Trust; the Fund's By-Laws; an Assistant Secretary's Certificate dated February 9, 1996 and certain Minutes and Consents of the Board of Trustees of the Fund; the proposed Rule 24f-2
  Notice to be filed on or prior to February 28, 1996 and Note 3. Capital Transactions of the Notes to Financial Statements contained in Post-Effective Amendment No. 15 to the Fund's Registration Statement on Form N- 1A (the "Registration Statement") to be filed on or about April 15, 1996 (File No. 33-11384). We have assumed the authenticity and accuracy of these materials.

               On the basis of this review, we are of opinion that the 2,122,052 Shares of Beneficial Interest the registration of which the Rule 24f-2 Notice makes definite were legally issued, fully paid and non-assessable, except that, with respect to assessability, shareholders of an unincorporated trust established under Pennsylvania law may, under certain limited circumstances, be held personally liable for obligations of the trust, as disclosed under the



  Van Kampen American Capital Pennsylvania Tax Free Income Fund
  February 26, 1996
  Page 2



  caption "The Fund" in the Statement of Additional Information contained in the Registration Statement.

                                         Very truly yours,

                                         /s/ Saul, Ewing, Remick & Saul





  57620.1 2/26/96